UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2018, Voya Financial, Inc. (“Voya” or the “Company”) completed an offering, through a private placement (the “Offering”), of $350 million aggregate principal amount of 4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048 (the “Notes”). The Notes are guaranteed on an unsecured, junior subordinated basis by Voya Holdings Inc., a wholly-owned subsidiary of Voya (“Voya Holdings” or the “Guarantor”). The Offering resulted in aggregate net proceeds to Voya of approximately $344.3 million, after deducting commissions and estimated expenses. As previously announced, Voya intends to use the net proceeds from the Offering to repay at maturity its unsecured 2.9% senior notes due 2018 (the “Senior Notes due 2018”) and to pay accrued interest thereon. To the extent any proceeds remain after the repayment of the Senior Notes due 2018, the Company will use such proceeds for general corporate purposes.

Voya issued the Notes under an indenture dated as of May 16, 2013 (the “Base Indenture”), as supplemented by a second supplemental indenture dated as of January 23, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among Voya, Voya Holdings and U.S. Bank National Association, as trustee (the “Trustee”).

The maturity date of the Notes is January 23, 2048. The Notes will bear interest from, and including January 23, 2018 to, but excluding, January 23, 2028, at an annual rate of 4.7%, payable semi-annually in arrears on January 23 and July 23 of each year, beginning on July 23, 2018 and ending on January 23, 2028. From and including January 23, 2028, the Notes will bear interest at an annual rate equal to three-month LIBOR plus 2.084%, payable quarterly in arrears on January 23, April 23, July 23 and October 23 of each year (or if any of these days is not a business day, on the next business day, except that if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day), beginning on April 23, 2028.

So long as no event of default with respect to the Notes has occurred and is continuing, the Company has the right, on one or more occasions, to defer the payment of interest on the Notes for one or more consecutive interest periods for up to five years. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the Notes. If (i) the Company has given notice of its election to defer interest payments on the Notes but the related deferral period has not yet commenced, or (ii) a deferral period is continuing, the Indenture limits the ability of the Company and its subsidiaries, subject to certain limited exceptions, to:

•	declare or pay dividends or make other distributions on, or redeem or purchase any shares of the Company’s capital stock;

•	make payments on, or purchase or redeem any of the Company’s debt securities that rank on a parity with or junior to the Notes; or

•	make guarantee payments regarding any guarantee issued by the Company of securities of any of the Company’s subsidiaries if the guarantee ranks on a parity with or junior to the Notes.

The Notes are unsecured, subordinated and junior in right of payment to all of the Company’s existing and future senior indebtedness and will rank pari passu with the Company’s 5.65% fixed-to-floating rate junior subordinated notes due 2053 and any debt securities the Company issues in the future that will rank equally with the Notes. The Guarantor’s guarantee is the unsecured, junior subordinated obligation of the Guarantor and subordinated and junior in right of payment to all of the Guarantor’s existing and future senior indebtedness and will rank pari passu with all of the debt securities and guarantees of the Guarantor that rank equally with its guarantee.

The Notes may be redeemed, in whole but not in part, at any time prior to January 23, 2028, within 90 days after the occurrence of a “rating agency event,” a “tax event” or a “regulatory capital event” at a redemption price equal to (i) with respect to a “rating agency event,” 102% of their principal amount, and (ii) with respect to a “tax event” or a “regulatory capital event,” their principal amount, in each case plus accrued and unpaid interest (including compounded interest) to but excluding the date of redemption. On or after January 23, 2028, the Notes may be redeemed, in whole at any time or in part from time to time, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest) to, but excluding, the date of redemption.

The Indenture contains customary terms and covenants including events of default, which shall occur only upon certain events of bankruptcy, insolvency or receivership involving the Company and after which the Notes may be due and payable immediately.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

In connection with the offering of the Notes, the Company entered into the Registration Rights Agreement, dated as of January 23, 2018 (the “Registration Rights Agreement”), among the Company, the Guarantor, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the initial purchasers of the Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantor agreed to use their commercially reasonable efforts to (1) file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes, (2) cause the registration statement to be declared effective under the Securities Act no later than 320 days after the date of the closing of the Offering and (3) complete the exchange offer not later than 45 days after the effectiveness of the above mentioned registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Base Indenture, as filed with the Securities and Exchange Commission and incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35897) filed on May 23, 2013, the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated by reference herein, and the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of January 23, 2018, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

4.2	Form of Note of Voya Financial, Inc. (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated January 23, 2018, by and among Voya Financial, Inc., Voya Holdings Inc. and Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: January 23, 2018	By:	/S/ TREVOR OGLE

	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel